Exhibit 10.13

English Translation

Maximum Guarantee Contract

AGRICULTURAL BANK OF CHINA

Maximum Guarantee Contract

Contract No.: 35905200900014032

This Maximum Guarantee Contract (“Contract”) is entered into by and between:

Creditor (Full Name): Jinjiang City Branch of Agricultural Bank of China

Guarantor (Full Name):	(1) Zuoan Dress Co., Ltd., Shishi.
(2)
(3)

Whereas, Guarantor is willing to grant Maximum Guarantee for claims arising from business contracts (“Major Contracts”) that are signed by and between Creditor and Fujian ADO Cloth Manufacturing Co., Ltd. (“Borrower”) pursuant to Article 1 hereof.

THEREFORE, it is hereby, through negotiation by the parties hereto and in accordance with relevant laws and regulations of the PRC, agreed as follows:

Article 1        Guaranteed Principal Claims and Maximum Amount

1.         Guarantor is willing to guarantee the following claims between Creditor and Borrower to the extent of RMB Six Million Only (in words). As for a business in foreign exchange, it is required to make conversion at selling price of the date when one or more of businesses under (1) of this Article is conducted.

(1)       “Claims” shall mean those claims arising from diverse businesses between Creditor and Borrower from May 11, 2009 to May 10, 2012 (“Term”). The Term shall be determined for Claims under Maximum Guarantee. The above businesses include (subject to “” before any of the businesses):

☒ Loans in RMB/foreign exchange

☐Issuing for reduction and exemption of margin

☐Export packing loan     ☐Discount on commercial bank drafts

☐Import bill negotiated    ☐L/G

☐Commercial acceptance bill      ☐B/P

☐Other businesses:

(2)          Principal and interest accruals, penalties, compound interests and charges arising out of the following Major Contracts between Creditor and Borrower that have not been paid are as follows, and such interest accruals, penalties, compound interests and charges shall be added up to the date of actual payment subject to corresponding Major Contracts.

Name of Contract	Contract No.	Unpaid Principal	Currency
Borrowing Contract	35101200800004089	3,000,000.00	RMB
Borrowing Contract	35101200800006887	1,500,000.00	RMB

(Additional tables shall be attached to and integral to this Contract if columns in the above table are not enough.)

2.                           Currency, amount, interest rate and term of each installment of borrowings guaranteed under this Contract shall be subject to relevant legal instruments or vouchers.

3.                           To the extent of Term and Maximum Balance as provided in this Contract, Creditor is not required to complete guarantee formalities installment by installment when issuing loans or granting other banking credits pursuant to this Contract.

4.                           Guarantor shall bear guarantee liabilities in original currency for businesses (in whatever currency) that may occur within Term and Maximum Balance.

Article 2        Scope of Guarantee (“Guarantee Scope”)

Guarantee Scope shall cover principal, interest accruals, penalties, compound interests, liquidated damages, damages and court (arbitration fees) and attorney fees, and other fees to be used for getting claims by Creditor.

Guarantor is willing to guarantee the part in excessive of Maximum Balance due to fluctuation of foreign exchange rates.

Article 3        Form of Guarantee

The guarantee under this Contract is a joint and several guarantee. If there is more than one guarantor under this Contract, each of them shall bear joint and several liabilities to Creditor.

Article 4        Period of Guarantee (“Guarantee Period”)

1.                           Guarantee Period shall be two (2) years from expiry of the date when a period for performance of obligations under Major Contracts is expired.

2.                           Guarantee Period for commercial acceptance bill, issuing for reduction and exemption of margin, and L/G shall be two (2) years from date of making advances by Creditor.

3.                           Guarantee Period for discount on commercial bank drafts shall be two (2) years from date of expiry of bills discounted.

4.                           If Creditor and Borrower agree on extending performance of obligations under Major Contracts, Guarantor shall continue to bear guarantee liabilities, and Guarantee Period shall be two (2) years from date of expiry of such extended period.

5.                           If Claims under Major Contract are declared as due earlier by Creditor due to occurrence of matters as provided by laws, regulations or Major Contracts, Guarantee Period shall be two (2) years from date of earlier expiry of Claims under Major Contracts as determined by Creditor.

Article 5        Undertakings by Guarantor

1.                           It has obtained authorizations necessary to this Contract pursuant to relevant regulations and procedures.

2.                           It has provided true, complete and valid financial statements, articles of association or other data and information at the request of Creditor; and Creditor is allowed to have access and monitor its production, operation and financial conditions.

3.                           Guarantor is willing to perform guarantee liabilities if Borrower fails to perform obligations pursuant to Major Contracts.

4.                           Creditor shall be entitled to directly deduct amount from accounts opened with Creditor by Guarantor if Guarantor fails to perform guarantee liabilities pursuant to this Contract.

5.                           Guarantor shall promptly send written notice to Creditor under any of the following circumstances:

(1)                      Guarantor changes its name, address and contact methods, and replaces its legal representative;

(2)                      Subordinated relationship and senior management of Guarantor are changed, and/or its articles of association and structural organizations are adjusted;

(3)                      Financial conditions of Guarantor become serious, and it becomes materially serious in its production and operation, or it suffers material suits and/or arbitrations;

(4)                      Guarantor meets shut-down and/or out-of-business, or it suspends operation for rectification, or it is petitioned for bankruptcy and/or restructuring;

(5)                      Business license of Guarantor is cancelled and/or withdrawn, or it is ordered to shut down or suffers other matters in respect of its dissolution;

(6)                      Guarantor meets other circumstances adversely affecting materialization of Claims by Creditor.

6.                           Guarantor shall send a fifteen-day written notice to and obtain written consents of Creditor if it conducts any of the following acts:

(1)                      Guarantor changes its capital structure or operating system, including but not limited to contracting, lease, demutualization, joint operating, merger, division, joint venture, reduction of capitals, transfer of assets, application for restructuring, petition for arrangement and/or bankruptcy;

(2)                      Guarantor guarantees obligations of a third party, or establishes mortgage and charges in favor of its own or a third party obligations on its assets that may affect its capability of performing its guarantee liabilities hereunder.

Article 6        Determination of Guaranteed Claims

Claims under Maximum Mortgagee shall be determined under any of the following circumstances:

1.                           Expiry of Determined Claims Period. “Expiry of Determined Claims Period” shall include Expiry of Determined Claims Period as provided in Article 1 hereof, and earlier Expiry of Determined Claims Period that is declared pursuant to laws and regulations of the PRC or this Contract by Creditor. Creditor shall be entitled to declare earlier Expiry of Determined

Claims Period if Borrower breaches its obligations under Major Contracts or Guarantor breaches its obligations hereunder.

2.                           It is impossible for new Claims to occur.

3.                           Borrower and Guarantor are declared as bankrupt or are cancelled.

4.                           Other circumstances for determining Claims as provided by laws.

Article 7        Bearing of Guarantee Liabilities

1.                           Creditor shall be entitled to request Guarantor to perform guarantee liabilities under any of the following circumstances. If amount paid by Guarantor is not enough to satisfy Claims hereunder, Creditor may apply such amount to satisfying principal, interest accruals, penalties, compound interests or charges at its own discretions.

(1)                      Creditor has not been paid after any obligation under Major Contracts becomes due. “Expiry of Period” shall include expiry of a period agreed for performance of obligations under Major Contracts, and earlier expiry of Claims under Major Contracts that is declared by Creditor pursuant to laws and regulations of the PRC or Major Contracts;

(2)                      A bankruptcy petition against Borrower and/or Guarantor has been accepted by the People’s Court, or has been awarded for making an arrangement;

(3)                      Business license of Borrower and/or Guarantor has been cancelled and/or withdrawn, or Borrower and/or Guarantor have been ordered to shut down or have met other matters for their respective dissolution;

(4)                      Borrower and/or Guarantor are dead, or have been declared as lost or dead;

(5)                      Guarantor has breached any of its obligations hereunder;

(6)                      Other circumstances affecting materialization of Claims seriously.

2.                           If Claims hereunder are granted with both collaterals provided by Borrower and warranty granted by a warrantor, Creditor shall be entitled to request such warrantor to perform warranty liabilities before seeking for guarantee of such collaterals.

3.                           If Borrower provides collaterals, and if Creditor waives such collaterals, security interest orders, or changes the security interests, Guarantor agrees to bear joint and several guarantee liabilities for Claims under Major Contracts. “Security Interests” shall mean security interests arising from collaterals provided for Claims under Major Contracts by Borrower.

Article 8        Breaching Liability

1.                           If Creditor fails to perform its obligations hereunder after this Contract comes into effect, it shall indemnify losses caused to Guarantor.

2.                           Guarantor shall pay 10% of Maximum Balance of Claims hereunder as liquidated damages to Creditor and shall indemnify losses caused to Creditor (if any) under any of the following circumstances:

(1)                      It has failed to obtain legal and valid authorizations necessary to the guarantees hereunder;

(2)                      It has failed to provide true, complete and valid financial statements, articles of association or other relevant data and information pursuant to this Contract;

(3)                      It has failed to promptly send a notice to Creditor after it meets any of the circumstances as specified under Item (5) of Article 5;

(4)                      It has failed to obtain prior consents of Creditor before it conducts any of acts as specified under Item (6) of Article 5;

(5)                      Other acts that breach this Contract or affect materialization of Claims by Creditor.

Article 9        Dispute Resolutions

Any dispute arising out of performance of this Contract may be resolved through negotiation by the parties hereto, or may be resolved through the way as specified in 1 below:

1.                           Bring a lawsuit to the People’s Court at the residence of Creditor;

2.                           Submit to           /                  Arbitration Committee (full name) that will conduct arbitration in accordance with its arbitration rules.

Undisputed provisions hereof shall be continued to be performed during lawsuit and/or arbitration.

Article 10     Miscellaneous

1.                           Guarantor shall have knowledge of operating conditions of Borrower, and diverse businesses under this Contract and performance thereof in an active manner. No Major Contracts, relevant legal instruments or vouchers hereunder in relation to diverse businesses will be delivered to Guarantor.

Article 11     Effectiveness

This Contract comes into effect from the date of signing or sealing this Contract by the parties hereto.

Article 12                This Contract is made in three counterparts with Creditor, Guarantor and Borrower holding one counterpart respectively, and each counterpart shall have the same force and effect with other counterparts.

Article 13                Reminding

Creditor has reminded Guarantor of complete and accurate understanding of the terms hereof, and has made explanations on relevant terms at the request of Guarantor. The parties hereto have agreed on the meanings of the terms of this Contract.

Creditor (Seal)	Guarantor (Seal)
[SEAL]	[SEAL]

Responsible Officer or Authorized Agent	Legal Representative or Authorized Agent
[SEAL]	[SEAL]

Guarantor (Seal)	Guarantor (Seal)

Legal Representative or Authorized Agent	Legal Representative or Authorized Agent

Signed on May 11, 2009
Signed at Jinjiang City Branch of Agricultural Bank of China

Statements of Borrower: It has received the above Maximum Guarantee Contract, and it has no objection to all terms of this Contract.

[SEAL]

Borrower (Seal)

[SEAL]

Legal Representative or Authorized Agent

[SEAL]

Signed on May 11, 2009